                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        Universal Health Services, Inc.
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                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                                    UHS LOGO

                        UNIVERSAL HEALTH SERVICES, INC.

                                                                  April 21, 1998

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Universal Health Services, Inc. to be held at the offices of the Company, Universal Corporate Center, 367 South Gulph Road, King of Prussia, Pennsylvania, on May 20, 1998, at 10:00 a.m., Eastern Daylight Time.

     Matters to be acted on at the meeting include: (a) the election of one director by the holders of Class A and Class C Common Stock; (b) the election of one director by the holders of Class B and Class D Common Stock; and (c) the adoption of the Amendment and Restatement of the 1992 Stock Option Plan. Detailed information concerning these matters is set forth in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.

     YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE YOUR SHARES IN FAVOR OF THE ELECTION OF DIRECTORS, AND THE ADOPTION OF THE AMENDMENT AND RESTATEMENT OF THE 1992 STOCK OPTION PLAN.

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY SIGN AND RETURN YOUR PROXY CARD IN THE ENCLOSED ENVELOPE. If you then attend and wish to vote your shares in person, you still may do so. In addition to the matters noted above, we will discuss the business of the Company and be available for Stockholders' comments and discussion relating to the Company.

     I look forward to seeing you at the meeting.

                                          Sincerely,

                                          Alan B. Miller
                                          Chairman, President and
                                          Chief Executive Officer

                                   [UHS Logo]

                        UNIVERSAL HEALTH SERVICES, INC.
                           UNIVERSAL CORPORATE CENTER
                              367 SOUTH GULPH ROAD
                      KING OF PRUSSIA, PENNSYLVANIA 19406

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 20, 1998

     Notice is hereby given that the Annual Meeting of Stockholders of Universal Health Services, Inc. (the "Company") will be held on Wednesday, May 20, 1998 at 10:00 a.m., at the offices of the Company, Universal Corporate Center, 367 South Gulph Road, King of Prussia, Pennsylvania for the following purposes:

     (1) To have the holders of Class A and Class C Common Stock elect one Class II director, and to have the holders of Class B and Class D Common Stock elect one Class II director, both directors to serve for a term of three years until the annual election of directors in the year 2001 and election and qualification of their respective successors.

     (2) To have the holders of Class A, B, C and D Common Stock vote upon the proposal to adopt the Amendment and Restatement of the 1992 Stock Option Plan, adopted by the Board of Directors of the Company.

     (3) To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only stockholders of record at the close of business on April 8, 1998, are entitled to vote at the Annual Meeting.

     All stockholders are cordially invited to attend the meeting in person. IN ANY EVENT, PLEASE MARK YOUR VOTES, THEN DATE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE WHETHER OR NOT YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING. YOU MAY REVOKE YOUR PROXY IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO VOTE YOUR SHARES IN PERSON.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                                 SIDNEY MILLER, Secretary

King of Prussia, Pennsylvania
April 21, 1998

                        UNIVERSAL HEALTH SERVICES, INC.
                           UNIVERSAL CORPORATE CENTER
                              367 SOUTH GULPH ROAD
                           KING OF PRUSSIA, PA 19406

                                PROXY STATEMENT

                                    GENERAL

     This Proxy Statement (first mailed to stockholders on or about April 21, 1998) is furnished in connection with the solicitation by the Board of Directors of Universal Health Services, Inc. (the "Company") of proxies for use at the Annual Meeting of Stockholders, or at any adjournment thereof. The meeting will be held on Wednesday, May 20, 1998 at 10:00 a.m., at the offices of the Company, Universal Corporate Center, 367 South Gulph Road, King of Prussia, Pennsylvania. The Annual Meeting is being held (1) to have the holders of Class A and C Common Stock elect one Class II director of the Company, and to have the holders of Class B and D Common Stock elect one Class II director of the Company, both of whom will serve for terms of three years until the annual election of directors in 2001 and the election and qualification of their respective successors; (2) to have the holders of Class A, B, C and D Common Stock vote upon the proposal to adopt the Amendment and Restatement of the 1992 Stock Option Plan, which was adopted by the Board of Directors of the Company; and (3) to transact such other business as may properly be brought before the meeting or any adjournment thereof.

     A copy of the Company's Annual Report to Stockholders, including financial statements for the year ended December 31, 1997 is enclosed herewith.

     A separate form of Proxy applies to the Company's Class A and Class C Common Stock and a separate form of Proxy applies to the Company's Class B and Class D Common Stock. Enclosed is a Proxy for the shares of stock held by you on the record date. Unless otherwise indicated on the Proxy, shares represented by any Proxy will, if the Proxy is properly executed and received by the Company prior to the Annual Meeting, be voted FOR each of the nominees for directors and FOR the approval of the Amendment and Restatement of the 1992 Stock Option Plan. Any Proxy executed and returned to the Company is revocable by delivering a later signed and dated Proxy or other written notice to the Secretary of the Company at any time prior to its exercise. A Proxy is also subject to revocation if the person executing the Proxy is present at the meeting and chooses to vote in person.

                                     VOTING

     Only stockholders of record as of the close of business on April 8, 1998 are entitled to vote at the Annual Meeting. On that date, 2,059,929 shares of Class A Common Stock, par value $.01 per share, 207,230 shares of Class C Common Stock, par value $.01 per share, 30,367,198 shares of Class B Common Stock, par value $.01 per share, and 31,321 shares of Class D Common Stock, par value $.01 per share, were outstanding.

     The Company's Restated Certificate of Incorporation provides that, with respect to the election of directors, holders of Class A Common Stock vote as a class with the holders of Class C Common Stock, and holders of Class B Common Stock vote as a class with holders of Class D Common Stock, with holders of all classes of Common Stock entitled to one vote per share. Each holder of Class A Common Stock may cumulate his votes for directors giving one candidate a number of votes equal to the number of directors to be elected, multiplied by the number of shares of Class A Common Stock, or he may distribute his votes on the same principle among as many candidates as he shall see fit. For a holder of Class A Common Stock to exercise his cumulative voting rights, the stockholder must give notice at the meeting of his intention to cumulate his votes.

     As to matters other than the election of directors, including the approval of the Amendment and Restatement of the 1992 Stock Option Plan, the Company's Restated Certificate of Incorporation provides that holders of Class A, Class B, Class C and Class D Common Stock all vote together as a single class, except as otherwise provided by law. Each share of Class A Common Stock entitles the holder thereof to one vote; each share of Class B Common Stock entitles the holder thereof to one-tenth of a vote; each share of Class C Common Stock entitles the holder thereof to 100 votes (provided the holder of Class C Common Stock holds a number of shares of Class A Common Stock equal to ten times the number of shares of Class C Common Stock that holder holds); and each share of Class D Common Stock entitles the holder thereof to ten votes (provided the holder of Class D Common Stock holds a number of shares of Class B Common Stock equal to ten times the number of shares of Class D Common Stock that holder holds). In the event a holder of Class C or Class D Common Stock holds a number of shares of Class A or Class B Common Stock, respectively, less than ten times the number of shares of Class C or Class D Common Stock that holder holds, then that holder will be entitled to only one vote for every share of Class C, or one-tenth of a vote for every share of Class D Common Stock, which that holder holds in excess of one-tenth the number of shares of Class A or Class B Common Stock, respectively, held by that holder. The Board of Directors, in their discretion, may require beneficial owners to provide satisfactory evidence that such owner holds ten times as many shares of Class A or Class B Common Stock as Class C or Class D Common Stock, respectively, if such facts are not apparent from the stock records of the Company.

     Stockholders entitled to vote for the election of directors can withhold the authority to vote for any one or more nominees. Nominees receiving a plurality of the votes cast will be elected. Abstention from the vote to consider the adoption of the Amendment and Restatement of the 1992 Stock Option Plan, or the approval of such other matters as may properly come before the meeting, or any adjournment thereof, are treated as votes against the proposal. Broker non-votes are treated as shares as to which the beneficial owners have withheld voting authority and therefore as shares not entitled to vote on the matter, thereby making it easier to obtain the approval of holders of a majority of the aggregate voting power of the shares entitled to vote as is required for approval of the proposal.

     As of April 8, 1998, the shares of Class A and Class C Common Stock constituted 6.9% of the aggregate outstanding shares of the Company's Common Stock, had the right to elect six members of the Board of Directors and constituted 87.2% of the general voting power of the Company; and as of that date the shares of Class B and Class D Common Stock constituted 93.1% of the outstanding shares of the Company's Common Stock, had the right to elect two members of the Board of Directors and constituted 12.8% of the general voting power of the Company.

     As of February 27, 1998, the Company's current directors and officers as a group owned of record or beneficially 2,052,428 shares of Class A Common Stock, 411,094 shares of Class B Common Stock (excluding shares issuable upon exercise of options), 205,721 shares of Class C Common Stock and 830 shares of Class D Common Stock, representing 99.6%, 1.4%, 99.3% and 2.6%, respectively, of the outstanding shares of each class and constituting 86.8% of the general voting power of the Company on that date.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of February 27, 1998, the number of shares of equity securities of the Company and the percentage of each class owned beneficially, within the meaning of Securities and Exchange Commission Rule 13d-3, and the percentage of the general voting power of the Company currently held, by (i) all stockholders known by the Company to own more than 5% of any class of the Company's equity securities, (ii) all directors of the Company who are stockholders, (iii) the executive officers named in the Summary Compensation Table and (iv) all directors and executive officers as a group. Except as otherwise specified, the named beneficial owner has sole voting and investment power.

                                                                                             PERCENTAGE
                                CLASS A             CLASS B           CLASS C     CLASS D    OF GENERAL
     NAME AND ADDRESS OF        COMMON               COMMON           COMMON       COMMON      VOTING
     BENEFICIAL OWNER(1)       STOCK(2)             STOCK(2)         STOCK(2)     STOCK(2)    POWER(3)
     -------------------       --------             --------         --------     --------   ----------
John H. Herrell                                   5,400 (5)(13)                                   (5)
Mayo Clinic
200 First Street, SW
Rochester, MN 55905

Robert H. Hotz                                   13,000 (5)(13)                                   (5)
SBC Warburg Dillon Read
535 Madison Avenue
New York, NY 10022

Martin Meyerson
University of Pennsylvania                       23,508 (4)(5)(13)                   200(5)       (5)
225 Van Pelt Library
Philadelphia, PA 19103

Alan B. Miller                 1,913,890(6)   2,476,417 (4)(6)(13)     191,447                  80.8%
                                  (92.9%)        (7.6%)                 (92.4%)

Sidney Miller                    121,686        165,508 (4)(5)(7)       12,176                   5.1%
                                   (5.9%)                                (5.9%)

Anthony Pantaleoni                 4,452(5)      17,170 (4)(5)(8)          548(5)    280(5)(8)      (5)
Fulbright & Jaworski L.L.P.                             (13)
666 Fifth Avenue
New York, NY 10103

Paul R. Verkuil                                   2,500 (5)(13)                                   (5)

Thomas J. Bender                                114,149 (5)(13)                                   (5)

Kirk E. Gorman                                   43,754 (5)                                       (5)

Michael G. Servais                               48,106 (5)                                       (5)

Richard C. Wright                 12,400(5)      33,697 (4)(5)           1,550(5)    350(5)       (5)

                                                                                                PERCENTAGE
                                           CLASS A      CLASS B          CLASS C     CLASS D    OF GENERAL
          NAME AND ADDRESS OF              COMMON       COMMON           COMMON       COMMON      VOTING
          BENEFICIAL OWNER(1)             STOCK(2)     STOCK(2)         STOCK(2)     STOCK(2)    POWER(3)
          -------------------             --------     --------         --------     --------   ----------
FMR Corp.                                              3,866,960 (9)                                1.5%
82 Devonshire Street                                      (12.8%)
Boston, MA 02109

Mellon Bank Corporation                                1,670,779 (10)                                (5)
One Mellon Bank Center                                     (5.5%)
Pittsburgh, PA 15258

AMVESCAP PLC                                           2,885,000 (11)                              (1.1%)
11 Devonshire Square                                       (9.6%)
London EC2M 4YR
England

Morgan Stanley, Dean Witter, Discover &
  Co.                                                  1,525,539 (12)                                (5)
1585 Broadway                                             (5.0%)
New York, NY 10036

All directors & executive officers        2,052,428    2,990,473 (13)     205,721       830        86.9%
as a group (13 persons)                      (99.6%)      (9.2%)           (99.3%)     (2.6%)

---------------
 (1) Unless otherwise shown, the address of each beneficial owner is c/o Universal Health Services, Inc., Universal Corporate Center, 367 South Gulph Road, King of Prussia, PA 19406.

 (2) Each share of Class A, Class C and Class D Common Stock is convertible at any time into one share of Class B Common Stock.

 (3) As to matters other than the election of directors, holders of Class A, Class B, Class C and Class D Common Stock vote together as a single class. Each share of Class A Common Stock entitles the holder thereof to one vote; each share of Class B Common Stock entitles the holder thereof to one-tenth of a vote; each share of Class C Common Stock entitles the holder thereof to 100 votes (provided the holder of Class C Common Stock holds a number of shares of Class A Common Stock equal to ten times the number of shares of Class C Common Stock that holder holds); and each share of Class D Common Stock entitles the holder thereof to ten votes (provided the holder of Class D Common Stock holds a number of shares of Class B Common Stock equal to ten times the number of shares of Class D Common Stock that holder holds).

 (4) Includes shares issuable upon the conversion of Classes A, C and/or D Common Stock.

 (5) Less than 1%.

 (6) Includes 49,000 shares of Class A Common Stock which are beneficially owned by The Alan B. Miller Family Foundation, Alan B. Miller, as Trustee; and 100,000 shares of Class A Common Stock which are beneficially owned by Mr. Miller and are held by Mr. Miller in trust for the benefit of his spouse.

 (7) Includes 30,000 shares of Class B Common Stock which are beneficially owned by Mr. Miller's spouse.

 (8) Includes 2,890 shares of Class B Common Stock and 280 shares of Class D Common Stock which are beneficially owned by Mr. Pantaleoni and are held by Mr. Pantaleoni in trust for the benefit of certain members of his family.

 (9) These securities are held by FMR Corp., a parent holding company. Information is based on Amendment No. 8 to Schedule 13G dated February 14, 1998.

(10) These securities are held by Mellon Bank Corporation as investment advisor for its various direct or indirect subsidiaries. Information is based on Amendment No. 2 to Schedule 13G dated January 23, 1998.

(11) These securities are held by AMVESCAP PLC, a parent holding company. Information is based on Schedule 13G dated February 9, 1998.

(12) These securities are held by Morgan Stanley, Dean Witter, Discover & Co., an investment adviser. Information is based on Schedule 13G dated February 13, 1998.

(13) Includes 320,400 shares issuable pursuant to stock options to purchase Class B Common Stock held by directors and officers of the Company and exercisable within 60 days of February 27, 1998 as follows: Alan B. Miller (280,000); Thomas J. Bender (19,500); Anthony Pantaleoni (5,000); Martin Meyerson (5,000); Robert H. Hotz (5,000); John H. Herrell (3,400); and Paul
     R. Verkuil (2,500).

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     The Company's Restated Certificate of Incorporation provides for a Board of Directors of not fewer than three members nor more than nine members. The Board of Directors is currently fixed at eight members, and is divided into three classes, with members of each class serving for a three-year term. At each Annual Meeting of Stockholders, directors are chosen to succeed those in the class whose term expires at such Annual Meeting. Under the Company's Restated Certificate of Incorporation, holders of shares of the Company's outstanding Class B and Class D Common Stock are entitled to elect 20% (but not less than one) of the directors, currently two directors, one in each of Class II and Class III, and the holders of Class A and Class C Common Stock are entitled to elect the remaining directors, currently six directors, three in Class I, one in Class II, and two in Class III.

     The persons listed below currently constitute the Company's Board of Directors. The term of the Class II directors, Mr. Anthony Pantaleoni and Mr. Robert H. Hotz, expires at the 1998 Annual Meeting. Mr. Anthony Pantaleoni has been nominated to be elected by the holders of Class A and Class C Common Stock, and Mr. Robert H. Hotz has been nominated to be elected by the holders of Class B and Class D Common Stock. The Company has no reason to believe that either of the nominees will be unavailable for election; however, if either nominee becomes unavailable for any reason, the shares represented by the Proxy will be voted for the person, if any, who is designated by the Board of Directors to replace the nominee. Both nominees have consented to be named and have indicated their intent to serve if elected.

     The following information is furnished with respect to each of the nominees for election as a director and each member of the Board of Directors whose term of office will continue after the meeting.

                                             CLASS OF                     PRINCIPAL OCCUPATION
                              CLASS OF     STOCKHOLDERS                      DURING THE LAST             DIRECTOR
            NAME              DIRECTOR   ENTITLED TO VOTE   AGE                FIVE YEARS                 SINCE
            ----              --------   ----------------   ---           --------------------           --------
NOMINEES FOR TERMS
EXPIRING IN 1998
--------------------------------------
Anthony Pantaleoni..........  II             A Common       58    Partner in the law firm of Fulbright     1982
                                             C Common             & Jaworski L.L.P., New York, New
                                                                  York. Director of Faircom Inc., AAON,
                                                                  Inc. and Westwood Corporation. The
                                                                  Company utilized during the year
                                                                  ended December 31, 1997 and currently
                                                                  utilizes the services of Fulbright &
                                                                  Jaworski L.L.P. as counsel.
Robert H. Hotz..............  II             B Common       53    Managing Director (in the Americas)      1991
                                             D Common             for SBC Warburg Dillon Read; Director
                                                                  of Mikasa, Inc., Formerly Co-Head of
                                                                  Corporate Finance and Director at
                                                                  Dillon, Read & Co., Inc.
DIRECTORS WHOSE TERMS
EXPIRE IN 1999
--------------------------------------
Alan B. Miller..............  III            A Common       60    Chairman of the Board, President and     1978
                                             C Common             Chief Executive Officer of the
                                                                  Company since 1978. Prior thereto,
                                                                  President, Chairman of the Board and
                                                                  Chief Executive Officer of American
                                                                  Medicorp, Inc. Trustee of Universal
                                                                  Health Realty Income Trust. Director
                                                                  of CDI Corp., Genesis Health
                                                                  Ventures, and Penn Mutual Life
                                                                  Insurance Company.

                                             CLASS OF                     PRINCIPAL OCCUPATION
                              CLASS OF     STOCKHOLDERS                      DURING THE LAST             DIRECTOR
            NAME              DIRECTOR   ENTITLED TO VOTE   AGE                FIVE YEARS                 SINCE
            ----              --------   ----------------   ---           --------------------           --------
Sidney Miller...............  III..          A Common       71    Secretary of the Company since 1990.     1978
                                             C Common             Assistant to the President during
                                                                  1993 and 1994. Prior thereto,
                                                                  Executive Vice President of the
                                                                  Company since 1983, Senior Vice
                                                                  President of the Company since 1982
                                                                  and Vice President of the Company
                                                                  since 1978.

                                             CLASS OF                      PRINCIPAL OCCUPATION
                              CLASS OF     STOCKHOLDERS                      DURING THE LAST              DIRECTOR
            NAME              DIRECTOR   ENTITLED TO VOTE   AGE                 FIVE YEARS                 SINCE
            ----              --------   ----------------   ---            --------------------           --------

Paul R. Verkuil ............  III            B Common       58    Dean, Cardozo Law School, Yeshiva         1996
                                             D Common             University; President Emeritus,
                                                                  College of William and Mary. Prior
                                                                  thereto, President and CEO, American
                                                                  Automobile Association; Dean, Tulane
                                                                  Law School.
DIRECTORS WHOSE TERMS
EXPIRE IN 2000
--------------------------------------
Martin Meyerson.............  I              A Common       75    President Emeritus and Emeritus           1985
                                             C Common             Professor, University of Pennsylvania;
                                                                  President, the Foundation for the
                                                                  International Exchange of Scientific
                                                                  and Cultural Information by
                                                                  Telecommunications (Switzerland/U.S.);
                                                                  Chairman, Marconi Foundation;
                                                                  Director, Avatar Holdings, Inc. and
                                                                  First Fidelity Atlantic.

John H. Herrell.............  I              A Common       57    Vice President and Chief                  1993
                                             C Common             Administrative Officer of Mayo
                                                                  Foundation since 1993. Prior thereto,
                                                                  Chief Financial Officer of Mayo
                                                                  Foundation since 1984 and various
                                                                  other capacities since 1968.

Leatrice Ducat..............  I              A Common       65    President and Founder, National           1997
                                             C Common             Disease Research Interchange since
                                                                  1980; President and Founder, Human
                                                                  Biological Data Interchange since
                                                                  1988; Founder, Juvenile Diabetes
                                                                  Foundation, National and International
                                                                  Organization of the Juvenile Diabetes
                                                                  Foundation; Past Chairman and Founder,
                                                                  National Diabetes Research Coalition.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Mr. Michael G. Servais made a late filing on Form 4.

                                 PROPOSAL NO. 2

                  ADOPTION OF THE AMENDMENT AND RESTATEMENT OF
                           THE 1992 STOCK OPTION PLAN

     On January 21, 1998, the Board of Directors of the Company adopted an Amendment and Restatement (the "Amendment and Restatement") of the 1992 Stock Option Plan (the "1992 Plan"), subject to stockholder approval. The Amendment and Restatement (i) removes the restriction on the grant of options to non-employee directors, (ii) provides that the Board of Directors shall administer the 1992 Plan and (iii) removes provisions requiring the affirmative vote of the Company's stockholders to amend the 1992 Plan, which is no longer required under applicable securities laws. The Amendment and Restatement will become effective only if approved by stockholders representing a majority of the aggregate voting power of the shares of outstanding Common Stock present and entitled to vote at the meeting. The essential features of the Amendment and Restatement are summarized below. The full text of the Amendment and Restatement of the 1992 Stock Option Plan is set forth in Exhibit A to this Proxy Statement, and the following discussion is qualified in its entirety by reference thereto.

     The primary purpose of Amendment and Restatement is to conform the 1992 Plan to certain changes made in the rules and regulations promulgated under
Section 16(b) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"). In January and March of 1998, 30,000 options and 10,000 options, respectively, were granted subject to stockholder approval of the Amendment and Restatement. The Company believes that the Amendment and Restatement offers more flexibility to the Company in the granting of options, and that adoption of the Amendment and Restatement is necessary to aid the Company in attracting and retaining officers, directors and employees who are in a position to contribute materially to the successful conduct of the Company's business and affairs. The Amendment and Restatement is intended to furnish additional incentives whereby present and future officers, directors and employees may be encouraged to acquire, or to increase their holdings of, the Company's Class B Common Stock.

     A total of 40,000 options have been granted under the 1992 Plan, as amended, subject to stockholder approval of the Amendment and Restatement. The table below indicates options which have been granted, subject to stockholder approval, to the named persons and to the indicated groups of persons. Other awards under the 1992 Plan, as amended, are not yet determinable. The closing price of the Company's Class B Common Stock on the New York Stock Exchange on April 7, 1998 was $56.875. The dollar value listed below is the excess of the closing price of the Company's Class B Common Stock on April 7, 1998 over the exercise price of the total options granted under the 1992 Plan.

                         PLAN BENEFITS GRANTED TO DATE
                       1992 STOCK OPTION PLAN, AS AMENDED

                                                               DOLLAR     NUMBER OF
NAME AND POSITION                                              VALUE       OPTIONS
-----------------                                             --------    ---------
Alan B. Miller..............................................     --          --
Kirk E. Gorman..............................................     --          --
Michael G. Servais..........................................     --          --
Thomas J. Bender............................................     --          --
Richard C. Wright...........................................     --          --
All current executives as a group...........................     --          --
Non-Executive Directors as a Group..........................  $271,875      30,000
Non-Executive Officers, Employees as a Group................  $  5,125      10,000

Note: The table shown above contains the options granted pursuant to the 1992
      Stock Option Plan, as amended, which is subject to stockholder approval. For options granted to the five named executives shown above during the last fiscal year, pursuant to the 1992 Plan prior to amendment, see "Executive Compensation -- Option Grants in Last Fiscal Year."

DESCRIPTION OF THE 1992 PLAN

     The 1992 Plan, as amended and restated, permits the granting of options to purchase an aggregate of 3,000,000 shares of the Company's Class B Common Stock to employees and directors of and consultants to the Company or any of its subsidiaries. As of December 31, 1997, approximately 17,800 employees were eligible to participate in the 1992 Plan. As of April 7, 1998, the closing price of the Class B Common Stock as quoted on the New York Stock Exchange was $56.875. Directors are eligible to receive options under the 1992 Plan, regardless of whether they are otherwise employed by the Company. This will replace the Company's pre-existing Non-Employee Director Plan. The number of shares which may be issued under the 1992 Plan is subject to anti-dilution adjustments. Options granted under the 1992 Plan will not qualify as incentive stock plans under the federal income tax law.

     The 1992 Plan as amended and restated will be administered by the Board of Directors; however, the Board of Directors may appoint a committee (the "Committee") of the Board whose members shall satisfy the requirements of
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and the requirements of Rule 16b-3(a)(3)(i) under the Securities and Exchange Act of 1934, as amended (or any further successor laws or regulations), to grant options to executive officers of the Company. Subject to the provisions of the 1992 Plan, the Board of Directors has the authority to determine the individuals to whom stock options will be granted, the number of shares to be covered by each option, the option price, the type of option, the terms for the payment of the option price and other terms and conditions. In the case of options granted by the Committee, the exercise price shall not be less than the fair market value of the Class B Common Stock. Payment for shares acquired upon exercise of an option may be made (as determined by the Board of Directors) in cash, by promissory note or by shares of Class B Common Stock. The Company provides a three-year loan program for participants in the 1992 Option Plan to cover the tax liability incurred by optionees upon exercise of the option. Payment of interest is deferred during the term of the loan. The loan and all interest thereon will be forgiven on the maturity date if the optionee is employed by the Company on that date. No person may receive grants of options to purchase more than 200,000 shares in any one calendar year.

     All options must expire no later than ten years from the date of grant. In general, except as otherwise provided by the Board of Directors, no option may be exercised after the termination of the optionee's service with the Company and subsidiaries. However, the option exercise is extended to twelve months after termination if the optionee's service is terminated by reason of disability or death.

     Options may be transferred to members of the immediate family of an optionee or to trusts for the benefit of immediate family members unless otherwise prohibited. The Board of Directors may amend or terminate the 1992 Plan at any time, without the consent of the Company's stockholders. In any event, no options may be granted under the 1992 Plan after July 15, 2002.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the salient federal income tax consequences associated with awards made under the 1992 Plan.

     The grant of an option under the 1992 Plan is not a taxable event. In general, if and when the option is exercised, the optionee will recognize ordinary income equal to the excess of the value of the Common Stock acquired upon the exercise over the exercise price (i.e., the option spread), and the Company will be entitled to a corresponding deduction. If shares of Common Stock acquired upon the exercise of an option are subject to the six-month sale restriction under Section 16(b) of the Securities Exchange Act of 1934, then the optionee will recognize ordinary income attributable to the exercise on the date the restriction lapses unless an early income recognition election is made. Upon a later sale of the shares, the optionee will realize capital gain or loss equal to the difference between the selling price and the value of the shares at the time ordinary income is recognized.

VOTE REQUIRED

     The affirmative vote of the holders of a majority of the shares of the Common Stock votes of the Company entitled to vote at the 1998 Annual Meeting of Stockholders is required for the adoption of the proposal set forth above.

     THE BOARD OF DIRECTORS DEEMS "PROPOSAL NO. 2 -- ADOPTION OF THE AMENDMENT AND RESTATEMENT OF THE 1992 STOCK OPTION PLAN," TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.

                             EXECUTIVE COMPENSATION

     The following table shows all the cash compensation paid or to be paid by the Company as well as certain other compensation paid or accrued, during the fiscal years indicated, to the Chairman of the Board, President, and Chief Executive Officer and the four highest paid executive officers of the Company for such period in all capacities in which they served.

                           SUMMARY COMPENSATION TABLE

                                                                                            LONG-TERM
                                                                                       COMPENSATION AWARDS
                                                    ANNUAL COMPENSATION              -----------------------
                                         -----------------------------------------   RESTRICTED                ALL OTHER
                                                                       OTHER           STOCK      SECURITIES    COMPEN-
                                                                       ANNUAL          AWARDS     UNDERLYING    SATION
                                FISCAL                            COMPENSATION ($)      ($)        OPTIONS        ($)
 NAME AND PRINCIPAL POSITION     YEAR    SALARY ($)   BONUS ($)         (a)             (b)          (#)          (c)
 ---------------------------    ------   ----------   ---------   ----------------   ----------   ----------   ---------
Alan B. Miller, Chairman of
  the Board, President, and
  Chief Executive Officer.....   1997     $850,000    $357,000        $  4,556       $  128,529     40,000      $12,772
                                 1996      825,000     561,040           4,562          160,156          0       11,072
                                 1995      800,000     480,000         178,954        2,787,324    300,000       11,072

Kirk E. Gorman, Senior Vice
  President, Treasurer and
  Chief Financial Officer.....   1997     $250,800    $ 84,280        $  4,906       $   30,225     22,000      $ 3,200
                                 1996      237,750     129,360               0           37,051          0        1,500
                                 1995      228,248     109,600           6,012           31,370     40,000        1,500

Michael G. Servais,
  Senior Vice President.......   1997     $245,625    $168,015        $      0       $   48,680     22,000      $ 3,200
                                 1996      223,208     164,240               0           43,210          0        1,500
                                 1995      197,625     109,040               0           31,352     40,000        1,500

Thomas J. Bender,
  Vice President..............   1997     $198,000    $118,510        $      0       $   34,568     15,000      $ 3,200
                                 1996      189,938     122,400          11,353           31,350      4,000        1,500
                                 1995      181,561     114,480          20,297           34,119     30,000        1,500

Richard C. Wright,
  Vice President..............   1997     $183,333    $133,500        $      0       $   42,490     15,000      $ 3,200
                                 1996      175,000     230,000           2,428           54,400          0        1,500
                                 1995      172,499     230,000           2,312           54,987     30,000        1,500

---------------
(a) Other annual compensation for Mr. Alan B. Miller includes: (i) $174,375 in 1995 related to forgiveness of principal under Option Loans, and; (ii) $4,556 in 1997, $4,562 in 1996, and $4,579 in 1995 for other compensation.
    Other annual compensation for Messrs. Gorman, Bender and Wright in 1995, 1996 and 1997 represents forgiveness of principal under Option Loans.

(b) Restricted stock awards represent: (i) the value of Class B Common Shares received by those executives in lieu of cash payments pursuant to the Company's 1992 Stock Bonus Plan ("Bonus Shares"); (ii) the vested portion of additional restricted shares ("Premium Shares") equal to 20% of the Bonus Shares, and; (iii) the value of the Class B Common Shares issued in connection with the 1990 Employee's Restricted Stock Purchase Plan (the "1990 Plan"). Restrictions on one-half of the Bonus Shares and the

    Premium Shares lapse after one year and restrictions on the remaining shares lapse after two years. During 1995, Mr. Alan B. Miller was granted an award of up to 160,000 shares (after giving effect to a two-for-one stock split declared in the form of a 100% stock dividend which was paid in May 1996) of the Company's Class B Common Stock, under the 1990 Plan, on which the restrictions lapsed as follows: (a) restrictions on 40,000 shares lapsed in April, 1996 (market value of $1,029,800 on vesting date); (b) restrictions on 30,000 shares lapsed in March, 1997 (market value of $993,750 on vesting date) pursuant to a formula based upon the financial performance of the Company during 1996; (c) restrictions on 30,000 shares lapsed in March, 1998 (market price of $1,683,750 on vesting date) pursuant to a formula based upon the financial performance of the Company during 1997, and; (d) restrictions on 60,000 shares lapsed in March, 1998 (market price of $3,367,500 on vesting date) pursuant to a formula based upon the financial performance of the Company for the two years ended December 31, 1997. As part of the Company's Executive Incentive Plan, target levels of net income and return on assets for the Company as a whole are recommended on an annual basis by senior management of the Company and approved by the Committee of the Board of Directors which administers the Plan.

    Restricted stock awards for Mr. Alan B. Miller include: (i) $89,250 in 1997, $140,260 in 1996 and $120,000 in 1995 representing the value of the Bonus Shares; (ii) $39,279 in 1997, $19,896 in 1996 and $17,324 in 1995
    representing the value of the vested portion of the Premium Shares, and;
    (iii) (a) $662,500 in 1995 representing the value of 40,000 shares of the Company's Class B Common Stock, and; (b) $1,987,500 in 1995 representing the value of 120,000 shares of the Company's Class B Common Stock, based upon the closing market price of the shares on the date of grant, issued in connection with the 1990 Plan. As mentioned above, Mr. Alan B. Miller was granted an award of up to 160,000 of the Company's Class B Common Stock, issued in connection with the 1990 Plan, of which: (i) 40,000 of the shares issued during 1995 became fully vested in April, 1996 (market value of $1,029,800 on vesting date); (ii) 30,000 shares became fully vested in March, 1997 (market value of $993,750 on the vesting date); (iii) 30,000 shares became fully vested in March, 1998 (market value of $1,683,750 on vesting date), and; (iv) 60,000 shares became fully vested in March, 1998 (market value of $3,367,500 on vesting date). Restricted stock awards for Mr. Kirk E. Gorman include: (i) $21,070 in 1997, $32,340 in 1996 and $27,400 in 1995 representing the value of the Bonus Shares, and; (ii) $9,155 in 1997, $4,711 in 1996 and $3,970 in 1995 representing the value of the vested portion of the Premium Shares. Restricted stock awards for Mr. Michael G. Servais include: (i) $42,004 in 1997, $41,060 in 1996 and $27,260 in 1995
    representing the value of the Bonus Shares, and; (ii) $6,676 in 1997, $2,150 in 1996 and $4,092 in 1995 representing the value of the vested portion of the Premium Shares. Restricted stock awards for Mr. Thomas J. Bender include: (i) $29,628 in 1997, $30,600 in 1996 and $28,620 in 1995
    representing the value of the Bonus Shares, and; (ii) $4,940 in 1997, $750 in 1996 and $5,499 in 1995 representing the vested portion of the Premium Shares. Restricted stock awards for Mr. Richard Wright include: (i) $29,625 in 1997, $50,000 in 1996 and $50,000 in 1995 representing the value of the Bonus Shares, and; (ii) $12,865 in 1997, $4,400 in 1996 and $4,987 in 1995
    representing the value of the vested portion of the Premium Shares.

    At December 31, 1997, Messrs. Miller, Gorman, Wright, Bender and Servais held 7,989, 1,836, 3,023, 1,803 and 2,147 shares, respectively, of restricted Bonus Shares and Premium Shares, with a value based on the closing price of the shares on that date of $402,446, $92,489, $152,284, $90,826 and $108,155, respectively.

(c) All other compensation includes the Company's match of officers' contribution to the Company's 401(k) plan, and, for Mr. Alan B. Miller, the total includes $9,572 in each year related to term life insurance premiums paid for by the Company.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                 INDIVIDUAL GRANTS
                                                 --------------------------------------------------    POTENTIAL REALIZABLE
                                                 NUMBER OF    PERCENTAGE OF                              VALUE AT ASSUMED
                                                 SECURITIES       TOTAL                                   ANNUAL RATES OF
                                                 UNDERLYING      OPTIONS      EXERCISE                      STOCK PRICE
                                                  OPTIONS      GRANTED TO       PER                      APPRECIATION FOR
                                                  GRANTED       EMPLOYEES      SHARE                        OPTION TERM
                                                    (#)         IN FISCAL      PRICE     EXPIRATION    ---------------------
                     NAME                           (A)           YEAR         ($/SH)       DATE        5%($)       10%($)
                     ----                        ----------   -------------   --------   ----------    --------   ----------
Alan B. Miller.................................    40,000          16%         $41.25     10/15/02     $455,862   $1,007,342
Kirk E. Gorman.................................    22,000           9%         $41.25     10/15/02     $250,724   $  554,038
Michael G. Servais.............................    22,000           9%         $41.25     10/15/02     $250,724   $  554,038
Thomas J. Bender...............................    15,000           6%         $41.25     10/15/02     $170,948   $  377,753
Richard C. Wright..............................    15,000           6%         $41.25     10/15/02     $170,948   $  377,753

---------------
(a) Options are exercisable as follows: 25% one year after date of grant and an additional 25% in each of the second, third and fourth years after date of grant. The options expire five years after the date of grant.

      AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END
                                 OPTION VALUES

                                                                             NUMBER OF                     VALUE OF
                                                                       SECURITIES UNDERLYING            UNEXERCISED IN-
                                                                            UNEXERCISED                    THE-MONEY
                                                                            OPTIONS AT                    OPTIONS AT
                                           SHARES        VALUE          FISCAL YEAR-END(#)           FISCAL YEAR-END($)(2)
                                         ACQUIRED ON    REALIZED    ---------------------------   ---------------------------
                 NAME                    EXERCISE(#)     ($)(1)     EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                 ----                    -----------   ----------   -----------   -------------   -----------   -------------
Alan B. Miller.........................    50,000      $1,884,375     280,000        255,000      $10,174,375    $7,998,125
Kirk E. Gorman.........................    30,000      $  751,875      30,000         62,000      $ 1,123,125    $1,662,000
Michael G. Servais.....................    26,000      $  589,469      12,500         57,000      $   490,625    $1,469,031
Thomas J. Bender.......................         0               0      19,500         44,000      $   712,469    $1,157,188
Richard C. Wright......................    23,500      $  370,469      23,500         46,000      $   881,594    $1,272,062

---------------
(1) Based on the difference between the exercise price and the closing sale price of the Class B Common Stock on the New York Stock Exchange on the date of exercise.

(2) Based on the difference between the exercise price and the closing sale price of the Class B Common Stock on the New York Stock Exchange on December 31, 1997 of $50.375 per share.

                              EMPLOYMENT CONTRACT

     The Company and Alan B. Miller have entered into an employment contract pursuant to which Mr. Miller will act as President and Chief Executive Officer of the Company until December 31, 2002. In addition, the Agreement provides for a five-year consulting arrangement commencing upon termination of Mr. Miller's active employment, during which period he will be paid an annual fee equal to one-half of his base salary at the date of expiration of the term of active employment. During the period of his active employment, Mr. Miller was entitled to a salary of $675,000 for the year ended December 31, 1992, to be increased in each year thereafter by an amount equal to not less than the percentage increase in the consumer price index over the previous year. Mr. Miller is also entitled to an annual bonus of at least $100,000 and payment of insurance premiums, including income tax reimbursements, of $13,674 per annum, as well as such other compensation as the Board of Directors may determine in its discretion. Mr. Miller may be discharged only for cause or permanent disability.

EXECUTIVE RETIREMENT INCOME PLAN

     In October 1993, the Board of Directors adopted the Executive Retirement Income Plan pursuant to which certain management or other highly compensated employees designated by the Board of Directors who have completed at least 10 years of active employment with the Company may receive retirement income benefits. The monthly benefit is payable to a participant who retires after he or she reaches age 62 and is equal to 3% of the employee's average monthly base salary over the three years preceding retirement multiplied by the number of full years (not to exceed 10) of the participant's active employment with the Company. Payment of the benefit will be made in 60 monthly installments following the participant's retirement date. Under certain circumstances, the participant may be entitled to elect to receive the present value of the payments in one lump sum or receive payments over a period of 10 years. The estimated annual benefits payable (for the 60 months in which the participant receives benefits) upon retirement at age 65 for each of Alan B. Miller, Kirk E. Gorman, Michael G. Servais, Thomas J. Bender and Richard C. Wright, assuming their annual compensation increases by 4% annually, would be $287,000, $141,000, $118,000, $120,000 and $92,000, respectively. If an employee ceases employment with the Company prior to age 62, no retirement income will be payable to the participant unless the Board of Directors determines otherwise.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Committee of the Board of Directors was comprised during 1997 of four non-employee directors, Anthony Pantaleoni, Martin Meyerson, Robert H. Hotz and John H. Herrell. Anthony Pantaleoni is a partner in Fulbright & Jaworski L.L.P., which serves as the Company's principal outside counsel. Robert H. Hotz serves as a Managing Director at SBC Warburg Dillon Read, which served as Managing Underwriter for the Company's offering of $135,000,000 of Senior Notes in August 1995.

                        COMMITTEE REPORT TO SHAREHOLDERS

     The report of the Compensation and Stock Option Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

COMPENSATION PHILOSOPHY

     The Committee regularly reviews and, with any changes it believes appropriate, approves the Company's compensation program. The Company believes that executive compensation should be closely related to the value delivered to stockholders. This belief has been adhered to by developing incentive pay programs which provide competitive compensation and reflect Company performance. Both short-term and long-term incentive compensation are based on Company performance and the value received by stockholders.

     In designing its compensation programs, the Company follows its belief that compensation should reflect the value created for stockholders while supporting the Company's strategic business goals. In doing so, the compensation programs reflect the following themes:

     - Compensation should encourage increased stockholder value.

     - Compensation programs should support the short-term and long-term strategic business goals and objectives of the Company.

     - Compensation programs should reflect and promote the Company's values, and reward individuals for outstanding contributions toward business goals.

     - Compensation programs should enable the Company to attract and retain highly qualified professionals.

PAY MIX AND MEASUREMENT

     The Company's executive compensation is based on three components, each of which is intended to serve the overall compensation philosophy.

BASE SALARY

     The Company's salary levels are intended to be consistent with competitive pay practices and level of responsibility, with salary increases reflecting competitive trends, the overall financial performance of the Company, the performance of the individual executive and general economic conditions.

SHORT-TERM INCENTIVES

     On May 18, 1994, the Company's stockholders approved the adoption of the Company's Executive Incentive Plan. Pursuant to that Plan, at the start of each fiscal year, target levels of net income and return on assets for the Company as a whole ("Company Targets") and target levels of net income for each of the Company's individual divisions and facilities ("Division Targets") are recommended by senior management of the Company and approved by the Committee of the Board of Directors which administers the Plan. In accordance with the Plan, a subcommittee consisting of Messrs. Herrell and Meyerson established salary and bonus targets in March 1997 for the 1997 calendar year. Similarly, a subcommittee will establish salary and bonus targets for future years in accordance with tax law requirements. The Committee expects to continue the basic policies outlined below. All senior executives of the Company, including heads of divisions and facilities, have the opportunity to earn as a bonus for a fiscal year an amount equal to a portion of their base salary for that fiscal year, depending on whether and to what extent the Company Targets and/or the Division Targets are achieved. For fiscal 1997, (i) Alan B. Miller, the Company's Chairman and President, was entitled to a bonus of 53% of his base salary based on the achievement of Company Targets, (ii) Kirk E. Gorman, a Senior Vice President of the Company, was entitled to a bonus of 42% of his base salary based on the achievement of Company Targets, (iii) Michael G. Servais, a Senior Vice President of the Company, was entitled to a bonus of 86% of his base salary based on the achievement of Company Targets and the Division Targets,
(iv) Thomas J. Bender, Vice President of the Company, was entitled to a bonus of 75% of his base salary based on the achievement of Company Targets and the Division Targets, and (v) Richard C. Wright, Vice President of the Company, was entitled to a bonus of 26% of his base salary based on the achievement of Company Targets, plus $115,000 related to completed hospital acquisitions. Seventy-five percent (75%) of the respective bonuses of Messrs. Servais and Bender was determined based on the achievement of the Division Targets, and the remaining 25% of such bonuses was determined based on the achievement of the Company Targets. Depending upon the actual performance of the Company and the Divisions compared to Company Targets and/or the Division Targets, the senior executives can receive bonuses up to 150% of their base salaries.

LONG-TERM INCENTIVES

     Stock options are granted from time to time to reward key employees' contributions. The grant of options is based primarily on a key employee's potential contribution to the Company's growth and profitability. Options are granted at the prevailing market value of the Company's Common Stock and will only have value if the Company's stock price increases. Generally, grants of options vest in equal amounts over four years and executives must be employed by the Company for such options to vest.

1997 COMPENSATION

     The base salary for the Chairman and President was increased during 1997 to $850,000. This represents a 3% increase over 1996. Further, the bonus of the Chairman and President for 1997, determined as set forth above, was $446,250 (including $89,250 in restricted stock), reflecting 53% of his base salary.

     During 1995, Mr. Alan B. Miller was granted an award of up to 160,000 shares (after giving effect to a two-for-one stock split declared in the form of a 100% stock dividend which was paid in May 1996) of the Company's Class B Common Stock, under the 1990 Plan, on which the restrictions lapse as follows:
(a) restrictions on 40,000 shares lapsed in April, 1996 (market value of $1,029,800 on vesting date); (b) restrictions on an additional 30,000 shares lapsed in March, 1997 (market value of $993,750 on vesting date) pursuant to a formula based upon the financial performance of the Company during 1996; (c) restrictions on 30,000 shares lapsed in March, 1998 (market price of $1,683,750 on vesting date) pursuant to a formula based upon the financial performance of the Company during 1997, and; (d) restrictions on 60,000 shares lapsed March, 1998 (market price of $3,367,500 on vesting date) pursuant to a formula based upon the financial performance of the Company for the two years ended December 31, 1997.

     The Compensation Committee believes that linking executive compensation to corporate performance results in a better alignment of compensation with corporate business goals and stockholder value. As performance goals are met or exceeded, resulting in increased value to stockholders, executives are rewarded commensurately. The Compensation Committee believes that compensation levels during 1997 adequately reflect the Company's compensation goals and policies.

                                  COMPENSATION AND STOCK OPTION COMMITTEE

                                  John H. Herrell           Robert H. Hotz
                                  Martin Meyerson           Anthony Pantaleoni

                         STOCK PRICE PERFORMANCE GRAPH

     The Stock Price Performance Graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                       (THE COMPANY, S&P 500, PEER GROUP)

        MEASUREMENT PERIOD          UNIVERSAL HEALTH
      (FISCAL YEAR COVERED)          SERVICES, INC.         S & P 500          PEER GROUP
1992                                     100.00              100.00              100.00
1993                                     143.37              110.08              135.25
1994                                     173.46              111.53              146.84
1995                                     314.17              153.45              206.04
1996                                     405.34              188.68              245.65
1997                                     713.32              251.63              225.99

     The total cumulative return on investment (change in the year end stock price plus reinvested dividends) for each of the periods for the Company, the peer group and the S&P 500 Composite is based on the stock price or composite index at the end of fiscal 1992.

     The above graph compares the performance of the Company with that of the S&P 500 Composite, and a group of peer companies where performance has been weighted based on market capitalization. Companies in the peer group are as follows: Columbia/HCA Healthcare Corporation, Community Health Systems, Inc., Transitional Hospitals Corporation (acquired by Vencor, Inc. in 1997), Health Management Associates, Inc., OrNda HealthCorp. (acquired by Tenet Healthcare Corporation in 1997), Quorum Health Group, Inc., Ramsay Health Care, Inc. and Tenet Healthcare Corporation.

     During 1996, Community Health Systems, Inc. became a privately held company and is no longer publicly traded. Stock price information is included for Community Health Systems, Inc. through the period ended July 1996. OrNda HealthCorp. merged with Tenet Healthcare Corporation on January 31, 1997. Transitional Hospitals Corporation was acquired by Vencor, Inc. on September 15, 1997.

                           COMPENSATION OF DIRECTORS

     The non-employee directors are compensated for their service on the Board of Directors and Committees of the Board on an annual basis at $20,000 each. During 1997, the Company adopted the Deferred Compensation Plan for UHS Board of Directors (the "Plan"). The Plan allows the Company's Board of Directors to elect: (i) the amount of their compensation to be deferred; (ii) the future date when the deferred amounts should be paid; (iii) the method of distribution to be used when the deferred amounts are paid, and; (iv) the investment measure to be used for crediting earnings on deferred amounts during the period held pursuant to the Plan. As of December 31, 1997, four members of the Company's Board of Directors are participating in this Plan.

     In January 1994, under the Amended and Restated Non-Employee Director Stock Option Plan, each non-employee director of the Company received an option to purchase 5,000 shares of the Class B Common Stock of the Company at an exercise price of $9.8125 per share. On January 24, 1996, Mr. Paul Verkuil, upon being appointed to the Board of Directors, received an option to purchase 5,000 shares of the Class B Common Stock of the Company at an exercise price of $22.9375 per share. On November 18, 1997, Ms. Leatrice Ducat, upon being appointed to the Board of Directors, received an option to purchase 2,500 shares of the Class B Common Stock of the Company at an exercise price of $44.5625 per share. On January 21, 1998, pursuant to the Amendment and Restatement of the 1992 Stock Option Plan, and subject to stockholder approval on May 20, 1998, all non-employee directors of the Company who have served for more than eighteen months received an option to purchase 5,000 shares of the Company's Class B Common Stock at an exercise price of $47.8125. All the above options are exercisable as follows: 25% one year after date of grant and an additional 25% in each of the second, third and fourth years after date of grant. The options expire five years after the date of grant.

                               BOARD OF DIRECTORS

     Meetings of the Board. Regular meetings of the Board are generally held every other month, while special meetings are called when necessary. Before each Board or Committee meeting, directors are furnished with an agenda and background materials relating to matters to be discussed. During 1997, there were seven Board meetings. All current directors attended more than 75% of the meetings of the Board and of committees of the Board on which they served.

     The Executive Committee, the Compensation and Stock Option Committee, the Audit Committee, and the Finance Committee are the standing committees of the Board of Directors, and may meet concurrently with the Board of Directors' meetings.

     Executive Committee. The Executive Committee has the responsibility, between meetings of the Board of Directors of the Company, to advise and aid the officers of the Company in all matters concerning the management of the business and, while the Board is not in session, has the power and authority of the Board to the fullest extent permitted under law. The Executive Committee met once in 1997. Members of the Committee are Alan B. Miller, Sidney Miller, and Anthony Pantaleoni.

     Compensation and Stock Option Committee. The Compensation and Stock Option Committee has responsibility for reviewing and recommending to the Board of Directors the compensation levels of officers and directors of the Company and its subsidiaries and the administration of the 1990 Employees' Restricted Stock Purchase Plan, the 1992 Corporate Ownership Program, the 1992 Stock Bonus Plan, the Stock Purchase Plan, and the Stock Compensation Plan. This Committee either met or took action through unanimous written consent four times in 1997. The members of this Committee are Anthony Pantaleoni, Martin Meyerson, Robert H. Hotz and John H. Herrell. A subcommittee of the Compensation and Stock Option Committee, comprised of Messrs. Herrell and Meyerson, will administer the 1994 Executive Incentive Plan and the various stock plans.

     Audit Committee. The Audit Committee is responsible for providing assistance to the Board of Directors in fulfilling its responsibilities relating to corporate accounting and reporting practices and to maintain a direct line of communication between the directors and the independent accountants. It recommends the firm to be appointed independent auditor, reviews the scope and results of the audit with the independent auditors and considers the adequacy of the internal accounting and control procedures of the Company. The Audit Committee met twice in 1997. Members of this Committee are John H. Herrell, Sidney Miller, Martin Meyerson, and Paul Verkuil. Ms. Leatrice Ducat was appointed to this Committee as of January 1998.

     Finance Committee. The Finance Committee is responsible for reviewing the Company's cash flow and capital commitments and is charged with overseeing its long-term financial planning. The Finance Committee met once in 1997. Members of this Committee are Alan B. Miller, Sidney Miller and Robert H. Hotz.

                   RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

     Arthur Andersen LLP has been retained by the Board of Directors, on the recommendation of the Audit Committee, to perform all accounting and audit services during the 1998 fiscal year. It is anticipated that representatives of Arthur Andersen LLP will be present at the Annual Meeting and will have an opportunity to make a statement, if they desire to do so, and to respond to any appropriate inquiries of the stockholders or their representatives.

                        EXPENSES FOR PROXY SOLICITATION

     The principal solicitation of proxies is being made by mail; however, certain officers, directors and employees of the Company, none of whom will receive additional compensation therefor, may solicit proxies by telegram, telephone or other personal contact. The Company will bear the cost of the solicitation of the proxies, including postage, printing and handling and will reimburse the reasonable expenses of brokerage firms and others for forwarding material to beneficial owners of shares.

                   DATE FOR RECEIPT OF STOCKHOLDER PROPOSALS
                    FOR PRESENTATION AT 1999 ANNUAL MEETING

     Any proposal that a stockholder wishes to present for consideration at the 1999 Annual Meeting must be received by the Company no later than December 22, 1998. This date provides sufficient time for inclusion of the proposal in the 1999 proxy materials.

                        OTHER BUSINESS TO BE TRANSACTED

     As of the date of this Proxy Statement, the Board of Directors knows of no other business to be presented for action at the Annual Meeting. As for any business that may properly come before the Annual Meeting, the Proxies confer discretionary authority in the persons named therein. Those persons will vote or act in accordance with their best judgment with respect thereto.

     YOU ARE URGED TO VOTE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE AT YOUR EARLIEST CONVENIENCE, WHETHER OR NOT YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING IN PERSON.

                                            BY ORDER OF THE BOARD OF DIRECTORS
                                                SIDNEY MILLER, Secretary

King of Prussia, Pennsylvania
April 21, 1998

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K WILL BE SENT WITHOUT CHARGE TO ANY STOCKHOLDER REQUESTING IT IN WRITING FROM: INVESTOR RELATIONS, UNIVERSAL HEALTH SERVICES, INC., UNIVERSAL CORPORATE CENTER, 367 SOUTH GULPH ROAD, P.O. BOX 61558, KING OF PRUSSIA, PENNSYLVANIA 19406.

                                                                       EXHIBIT A

                        UNIVERSAL HEALTH SERVICES, INC.
                       1992 STOCK OPTION PLAN, AS AMENDED

     1. Purpose. The purpose of the Universal Health Services, Inc. 1992 Stock Option Plan (the "Plan") is to enable Universal Health Services, Inc. (the "Company") and its stockholders to secure the benefits of common stock ownership by personnel of the Company and its subsidiaries. The Board of Directors of the Company (the "Board") believes that the granting of options under the Plan will foster the Company's ability to attract, retain and motivate those individuals who will be largely responsible for the continued profitability and long-term future growth of the Company.

     2. Stock Subject to the Plan. The Company may issue and sell a total of 3,000,000 shares of its Class B Common Stock, $.01 par value (the "Common Stock"), pursuant to the Plan. Such shares may be either authorized and unissued or held by the Company in its treasury. New options may be granted under the Plan with respect to shares of Common Stock which are covered by the unexercised portion of an option which has terminated or expired by its terms, by cancellation or otherwise.

     3. Administration. The Plan will be administered by the Board. Subject to the provisions of the Plan, the Board, acting in its sole and absolute discretion, will have full power and authority to grant options under the Plan, to interpret the provisions of the Plan and option agreements made under the Plan, to supervise the administration of the Plan, and to take such other action as may be necessary or desirable in order to carry out the provisions of the Plan. The Board may act by the vote of a majority of its members present at a meeting at which there is a quorum or by unanimous written consent. The decision of the Board as to any disputed question, including questions of construction, interpretation and administration, will be final and conclusive on all persons. The Board will keep a record of its proceedings and acts and will keep or caused to be kept such books and records as may be necessary in connection with the proper administration of the Plan. Notwithstanding the foregoing, the Board shall have the authority to appoint a committee (the "Committee") of the Board whose members shall satisfy the requirements of Section 162(m) of the Internal Revenue Code of 1986 (the "Code"), and the requirements of Rule 16b-3(b)(3)(i) under the Securities Exchange Act of 1934, as amended (or any successor laws or regulations), to grant options to executive officers of the Company and, all references to "the Board" hereunder with respect to the grant of such options shall be deemed to refer to such Committee.

     4. Eligibility. Options may be granted under the Plan to present or future employees of the Company or a subsidiary of the Company (a "Subsidiary") within the meaning of Section 424(f) of the Code, consultants to the Company or a Subsidiary who are not employees, and to directors of the Company or a Subsidiary whether or not they are employees of or consultants to the Company and/or a Subsidiary. Subject to the provisions of the Plan, the Board may from time to time select the persons to whom options will be granted, and will fix the number of shares covered by each such option and establish the terms and conditions thereof (including, without limitation, exercise price, which in the case of grants by the Committee shall not be less than fair market value of the Common Stock on the date of grant, and restrictions on exercisability of the option or on the shares of Common Stock issued upon exercise thereof). Notwithstanding anything to the contrary contained herein no person may receive grants of options to purchase more than 200,000 shares in any one calendar year.

     5. Terms and Conditions of Options. Each option granted under the Plan will be evidenced by a written agreement in a form approved by the Board. Each such option will be subject to the terms and conditions set forth in this paragraph and such additional terms and conditions not inconsistent with the Plan as the Board deems appropriate.

          (a) Option Period. The period during which an option may be exercised will be fixed by the Board and will not exceed 10 years from the date the option is granted.

          (b) Exercise of Options. An option may be exercised by transmitting to the Company (1) a written notice specifying the number of shares to be purchased, and (2) payment of the exercise price (or, if applicable, delivery of a secured obligation therefor), together with the amount, if any, deemed necessary by the Company to enable it to satisfy its income tax withholding obligations with respect to such exercise (unless other arrangements acceptable to the Company are made with respect to the satisfaction of such withholding obligations).

          (c) Payment of Exercise Price. The purchase price of shares of Common Stock acquired pursuant to the exercise of an option granted under the Plan may be paid in cash and/or such other form of payment as may be permitted under the option agreement, including, without limitation, previously-owned shares of Common Stock. The Board may permit the payment of all or a portion of the purchase price in installments (together with interest) over a period of not more than 5 years. The Board may permit the Company to lend money to employees for purposes of exercising options and paying any income tax due upon exercise. The Board may, in its sole discretion, forgive any amounts due under the loans made hereunder under such conditions as it deems appropriate.

          (d) Rights as a Stockholder. No shares of Common Stock will be issued in respect of the exercise of an option granted under the Plan until full payment therefor has been made (and/or provided for where all or a portion of the purchase price is being paid in installments). The holder of an option will have no rights as a stockholder with respect to any shares covered by an option until the date a stock certificate for such shares is issued to him or her. Except as otherwise provided herein, no adjustments shall be made for dividends or distributions of other rights for which the record date is prior to the date such stock certificate is issued.

          (e) Nontransferability of Options. Options granted under the Plan may be assigned or transferred to members of the immediate family of optionee or trusts for the benefit of immediate family members, unless otherwise prohibited by the Option Agreement, by will or by the applicable laws of descent and distribution or dissemination.

          (f) Termination of Employment or Other Service. Unless otherwise provided by the Board in its sole discretion, if an optionee ceases to be employed by or to perform services for the Company and any Subsidiary for any reason other than death or disability (defined below), then each outstanding option granted to him or her under the Plan will terminate on the date of termination of employment or service (or, if earlier, the date specified in the option agreement). Unless otherwise provided by the Board in its sole discretion, if an optionee's employment or service is terminated by reason of the optionee's death or disability (or if the optionee's employment or service is terminated by reason of his or her disability and the optionee dies within one year after such termination of employment or service), then each outstanding option granted to the optionee under the Plan will terminate on the date one year after the date of such termination of employment or service (or one year after the later death of a disabled optionee) or, if earlier, the date specified in the option agreement. For purposes hereof, the term "disability" means the inability of an optionee to perform the customary duties of his or her employment or other service for the Company or a Subsidiary by reason of a physical or mental incapacity which is expected to result in death or be of indefinite duration.

          (g) Other Provisions. The Board may impose such other conditions with respect to the exercise of options, including, without limitation, any conditions relating to the application of federal or state securities laws, as it may deem necessary or advisable.

     6. Capital Changes, Reorganization, Sale.

          (a) Adjustments Upon Changes in Capitalization. The aggregate number and class of shares for which options may be granted under the Plan, the maximum number of shares for which options may be granted to any person in any one calendar year, the number and class of shares covered by each outstanding option and the exercise price per share shall all be adjusted proportionately for any increase or decrease in the number of issued shares of Common Stock resulting from a split-up or consolidation of shares or any like capital adjustment, or the payment of any stock dividend.

          (b) Cash, Stock or Other Property for Stock. Except as provided in subparagraph (c) below, upon a merger (other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of Common Stock in the surviving corporation immediately after the merger), consolidation, acquisition of property or stock, separation, reorganization (other than a mere reincorporation or the creation of a holding company) or liquidation of the Company, as a result of which the Stockholders of the Company receive cash, stock or other property in exchange for or in connection with their shares of Common Stock, any option granted hereunder shall terminate, but the optionee shall have the right immediately prior to any such merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to exercise his or her option in whole or in part to the extent permitted by the option agreement, and, if the Board in its sole discretion shall determine, at the time of grant or otherwise, may exercise the option whether or not the vesting requirements set forth in the option agreement have been satisfied.

          (c) Conversion of Options on Stock for Stock Exchange. If the Stockholders of the Company receive capital stock of another corporation ("Exchange Stock") in exchange for their shares of Common Stock in any transaction involving a merger (other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of Common Stock in the surviving corporation immediately after the merger), consolidation, acquisition of property or stock, separation or reorganization (other than a mere reincorporation or the creation of a holding company), all options granted hereunder shall be converted into options to purchase shares of Exchange Stock unless the Company and the corporation issuing the Exchange Stock, in their sole discretion, determine that any or all such options granted hereunder shall not be converted into options to purchase shares of Exchange Stock but instead shall terminate in accordance with the provisions of subparagraph (b) above. The amount and price of converted options shall be determined by adjusting the amount and price of the options granted hereunder in the same proportion as used for determining the number of shares of Exchange Stock the holders of the Common Stock receive in such merger, consolidation, acquisition of property or stock, separation or reorganization. The Board shall determine in its sole discretion if the converted options shall be fully vested whether or not the vesting requirements set forth in the option agreement have been satisfied.

          (d) Fractional Shares. In the event of any adjustment in the number of shares covered by any option pursuant to the provisions hereof, any fractional shares resulting from such adjustment will be disregarded and each such option will cover only the number of full shares resulting from the adjustment.

          (e) Determination of Board to be Final. All adjustments under this paragraph 6 shall be made by the Board, and its determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

     7. Amendment and Termination of the Plan. The Board may amend or terminate the Plan at any time. No amendment or termination may affect adversely any outstanding option without the written consent of the optionee.

     8. No Rights Conferred. Nothing contained herein will be deemed to give any individual any right to receive an option under the Plan or to be retained in the employ or service of the Company or any Subsidiary.

     9. Governing Law. The Plan and each option agreement shall be governed by the laws of the State of Delaware.

     10. Term of the Plan. The Plan shall be effective as of July 15, 1992, the date on which it was adopted by the Board, subject to the approval of the stockholders of the Company at the next Annual Meeting of Stockholders. The Plan will terminate on July 15, 2002, unless sooner terminated by the Board. The rights of optionees under options outstanding at the time of the termination of the Plan shall not be affected solely by reason of the termination and shall continue in accordance with the terms of the option (as then in effect or thereafter amended).

    PROXY                                                      CLASS A
                                                            COMMON STOCK
                                                               CLASS C
                                                            COMMON STOCK
                        UNIVERSAL HEALTH SERVICES, INC.
                      THIS PROXY SOLICITED BY THE BOARD OF
                      DIRECTORS FOR THE ANNUAL MEETING OF
                    STOCKHOLDERS TO BE HELD ON MAY 20, 1998

    Alan B. Miller and Sidney Miller and each of them, as the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, are hereby authorized to represent and to vote, as designated below, all shares of Class A Common Stock and Class C Common Stock of Universal Health Services, Inc. held of record by the undersigned on April 8, 1998 at the Annual Meeting of Stockholders to be held at 10:00 a.m. on Wednesday, May 20, 1998, at the offices of the Company, Universal Corporate Center, 367 South Gulph Road, King of Prussia, Pennsylvania and at any adjournment thereof. Any and all proxies heretofore given are hereby revoked.

                  THIS PROXY IS CONTINUED ON THE REVERSE SIDE.
              PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY.

           PLEASE MARK YOUR CHOICE LIKE THIS [X] IN BLUE OR BLACK INK

[ ]       ------------------------       ------------------------       ------------------------
          ACCOUNT NUMBER                 CLASS A COMMON                 CLASS C COMMON

--------------------------------------------------------------------------------

1. The Election of a Director. Nominee is: Anthony           3. Discretionary authority is hereby granted with
Pantaleoni                                                      respect to such other matters as may properly come
                                                                before the meeting.
  [ ] For the Nominee          [ ] Withheld from the Nominee
                                                             -----------------------------------------------------

------------------------------------------------------------------------

 2. Adoption of the Amendment and Restatement of the 1992 Stock Option Plan.
         FOR                  AGAINST                  ABSTAIN
         [ ]                    [ ]                      [ ]

------------------------------------------------------------------------
                                                DATED:
                                                      ------------------------

                                                SIGNATURE:
                                                          --------------------

                                                SIGNATURE:
                                                          --------------------

                                                IMPORTANT: Please sign exactly
                                                as name appears at the left.
                                                Each joint owner shall sign.
                                                Executors, administrators,
                                                trustees, etc. should give full
                                                title.

                                                The above-signed acknowledges
                                                receipt of the Notice of Annual
                                                Meeting of Stockholders and the
                                                Proxy Statement furnished
                                                therewith.
--------------------------------------------------------------------------------
WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DESIGNATED BY THE ABOVE. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR ELECTION OF THE NOMINEE FOR DIRECTOR AND FOR ADOPTION OF THE AMENDMENT AND RESTATEMENT OF THE 1992 STOCK OPTION PLAN.
--------------------------------------------------------------------------------